 Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-141158

Prospectus
BLS Media, Inc., a Nevada corporation

4,000,000 Shares of Common Stock

We intend to provide customized video production services, public relations services and copy editing services to businesses. We are offering for sale 4,000,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Brittany Prager, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $400,000. There is no minimum amount required to be raised in this offering. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement, and will not be extended.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	4,000,000	$0.10	$400,000

This offering involves a high degree of risk. See “Risk Factors” on Pages 4 to 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is March 20, 2007.
Subject to completion.

Prospectus Summary

Our Business:
We were incorporated in Nevada on October 31, 2006. Our principal business address is 1683 Duarte Drive, Henderson, Nevada 89014. Our telephone number is (702) 450-2163.

We are a full service video production and media relations company that specializes in providing customized video production services, public relations services and copy editing services to businesses. We believe that, based on our management’s experience, that we will be able to understand our clients’ needs and tailor video production services, public relations services and copy editing services to satisfy our clients’ business requirements. We intend to market our services in the Las Vegas area by means of personal contacts of our management as well as targeting businesses that visit Las Vegas for various industry conventions. As Las Vegas hosts several large conventions throughout the year, we believe those conventions provide a large population of potential clients who need that services that we offer. We believe that we will need to raise a total of $100,000 to pay the costs of this offering and commence operations.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.

Income Statement	For the Period from October 31, 2006 (inception) to December 31, 2006
$
Revenue	0
Total Operating Expenses	10,995
Net Income (Loss)	(11,014)
Net Income (Loss) Per Share	(0.00)

Balance Sheet	December 31, 2006
$
Total Assets	26,000
Total Liabilities	(32,614)
Stockholders' Deficit	(6,614)

Number of shares being offered:	We are offering for sale 4,000,000 shares of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding after the offering:
4,000,000 shares of our common stock are currently issued and outstanding. After the offering, there may be up to 8,000,000 shares of our common stock issued and outstanding if all of the offered shares are sold.

Estimated use of proceeds:
We will receive $400,000 if all of the offered shares are sold and $200,000 if half the offered shares are sold. If half of the shares are purchased, we intend to use approximately $35,000 of the net proceeds for marketing expenses, and $26,000 of the proceeds for working capital and approximately $24,000 for offering expenses. If all of the shares are purchased, we intend to use $35,000 of the proceeds for marketing expenses, and $291,500 of the proceeds for working capital and approximately $24,000 for offering expenses. This is a best efforts offering with no minimum offering amount. There is no guarantee that we will even raise enough funds to cover the expenses of this offering.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Risks related to our business:

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering. If we do not raise at least $100,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $100,000 from this offering. We believe that $100,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $400,000, which would allow us to implement our business plan to the full extent that we envision. We may not realize sufficient proceeds to complete further business development costs, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in October 2006. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

Because we are a development stage company, we have limited revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have only generated very limited revenues. The success of our business operations will depend upon our ability to obtain clients and provides quality services to those clients. We are not able to predict whether we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

We may not be able to compete effectively with other providers that have more resources and experience than we have.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed client contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

We are currently not engaged in any sophisticated marketing program to market our services because we lack sufficient capital and revenues to justify the expenditure. We need to raise at least $100,000 to pay for the costs of this offering and fund our proposed business activities. We believe that we will need to raise $400,000 in this offering to fully implement our business plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Therefore, if we need additional funds, we will need to raise additional capital in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

We may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient capital to fund our operations. If we do not sell all of the offered shares, we may also be forced to limit any proposed business activities, which will hinder our ability to generate revenues.

Investors in this offering will suffer immediate and substantial dilution of their investment because they will provide 99% of the capital for a 50% equity interest in the company.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholders have paid $0.001 per share for their common stock, which is considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.10 per share, investors purchasing common stock in this offering will incur immediate dilution of $0.05 in pro forma net tangible book value per share of common stock as of December 31, 2006, if all of the offered shares are sold.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on direct participation basis, rather then using the experience of a dealer-broker.

We are offering shares on a direct participation basis. No individual, firm, or corporation has agreed to purchase any of the offered Shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively achieve the sale of shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Our officers and directors are engaged in other activities that could conflict with our interests. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The individuals serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which he may be or become involved and our affairs.

We depend on the efforts and abilities of our management to continue operations.

Our management is our only employees with experience relevant to business. Outside demands on our management’s time may prevent them from devoting sufficient time to our operations. In addition, the demands on their time will increase because of our status as a public company. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained. We do not currently have any executive compensation agreements. We cannot guaranty that our management will remain with us.

Our auditors have expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

We have recently generated minimal revenues from our operations. In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, such as the funds we are attempting to raise in this offering, or that such funds, if available, will be obtainable on terms satisfactory to us. If we do not raise sufficient funds in this offering, we may not be able to continue in business. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases. Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks related to owning our common stock:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Our officers, directors and principal shareholders, control our operations and matters requiring shareholder approval.

Our officers, directors and principal shareholders own approximately 100% of our outstanding shares of common stock. Even if all the offered shares are sold, they will still own 50% of our outstanding shares of common stock. As a result, our officers, directors and principal shareholders will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officers, directors and principal shareholders to control the future course of the company. Our officers, directors and principal shareholders do not intend to purchase any of the shares in this offering.

Because we may be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will receive up to $400,000 if all of the shares of common stock offered by us at $0.10 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us. This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, given the varying levels of success of the offering. None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses(1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,000,000 shares (25%)	$100,000	$24,000	$76,000	Computer Equipment: $7,500 Website Development: $2,500 Employees/Contractors: $25,000 Marketing/Printing: $15,000 Working Capital: $26,000
2,000,000 shares (50%)	$200,000	$24,000	$176,000	Rent/Office Expenses: $12,000 Computer Equipment: $7,500 Website Development: $5,000 Employees/Contractors: $25,000 Marketing/Printing: $35,000 Working Capital: $91,500
3,000,000 shares (75%)	$300,000	$24,000	$276,000	Rent/Office Expenses: $12,000 Computer Equipment: $7,500 Website Development: $2,500 Employees/Contractors: $25,000 Marketing/Printing: $35,000 Working Capital: $191,500
4,000,000 shares (maximum)	$400,000	$24,000	$376,000	Rent/Office Expenses: $12,000 Computer Equipment: $7,500 Website Development: $2,500 Employees/Contractors: $25,000 Marketing/Printing: $35,000 Working Capital: $291,500
(1) Offering expenses have been rounded to $24,000.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities. Marketing expenses primarily include costs associated with travel and entertainment expenses to meet potential clients for our services. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs. If we are able to raise more than $200,000 in this offering, then our marketing expenses may also include advertising in certain trade publications which are directed to businesses that are attending conventions. Funds projected above as allocated to the hiring of employees and independent contractors, are those who would be engaged to help conduct our business operations, and exclude compensation that would be paid to Brittany Prager, our president. The funds from this offering will not be used to pay Ms. Prager for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the 4,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated limited revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We intend to sell 4,000,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 4,000,000 shares of common stock will be sold. The founding shareholders are Brittany Prager and Gary Prager, our officer and directors.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Founding Shareholder(1)	4,000,000 Shares	50%	$4,000	1.96%	$0.001
Purchasers of Shares	4,000,000 Shares	50%	$200,000	98.04%	$0.10
Total	8,000,000 Shares	100%	$204,000	100%
(1) The founding shareholders were issued 4,000,000 shares of our common stock in exchange for cash of $4,000.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2006. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at 12/31/06	$0.001 per share	$0.001 per share	$0.001 per share	$0.001 per share
Net tangible book value after giving effect to the offering	$0.05 per share	$0.043 per share	$0.034 per share	$0.021 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.049 per share	$0.042 per share	$0.033 per share	$0.02 per share
Per Share Dilution to New Investors	$0.05 per share	$0.047 per share	$0.067 per share	$0.08 per share
Percent Dilution to New Investors	50%	47%	67%	80%

Selling Security Holder

There are no selling security holders in this offering.

Plan of Distribution

Primary Offering. We are offering for sale 4,000,000 shares of our common stock in a direct public offering on a best efforts basis with no minimum. There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of subscription agreements we receive. We will accept or reject any subscription agreement within ten days of receipt, and any checks submitted with rejected subscription agreements will be returned promptly. The offering will not be extended after the date that is six months from the date the registration becomes effective.

We have not conducted any discussions or negotiations for the sale of all or any portion of those 4,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 4,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. We will not conduct any aspect of this offering online, nor is any such online offering contemplated. This offering will terminate six months following the effective date of this registration statement.

Our officers and directors do not have any agreement or plan to purchase any shares in this offering. Brittany Prager, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Ms. Prager is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, she believes she will not be deemed to be a broker for the following reasons:

•	Ms. Prager is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.
•
Ms. Prager will not be compensated for her participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•	Ms. Prager is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Ms. Prager will restrict her participation to the following activities:

•	preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
•
responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

•	performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Brittany Prager	30	president, secretary and a director
Gary Prager	34	chief financial officer and a director

Brittany Prager. Ms. Prager is our president, secretary and one of our directors since our inception. From 2005 to the present, Ms. Prager has been the Assistant Program Manager for Clark County READS, the literacy initiative of The Public Education Foundation, where she is responsible for overseeing the Reading Is Fundamental Program, serving more than 24,000 at-risk students in the Clark County School District. She also recruits and trains adult reading volunteers for the Reading Partner Program, coordinates special events, and writes grants to fund many of Clark County READS' literacy programs. From 2003 to 2005, Ms. Prager taught Interpersonal Communication, Television Production, and Public Speaking at the University of Nevada, Las Vegas while obtaining her Master of Arts degree in Communication Studies. She graduated Magna Cum Laude in 2005. Ms. Prager worked as Account Executive for MassMedia/Vanguard Public Relations, Marketing, and Advertising from 2002 to 2003, where she oversaw media and client relations for 13 organizations, including Colonial Bank of Nevada, Goodwill Industries of Southern Nevada, and the National Association for Industrial and Office Properties. Ms. Prager also has a background in television news. From 1999 to 2002, she was a Television News Producer for the local Las Vegas FOX affiliate, KVVU FOX5 News. She produced the evening and early morning newscasts and created promotional materials for the news station. Ms. Prager graduated from the University of Nevada, Las Vegas in 1999 with a Bachelor of Arts degree in Communication Studies. Ms. Prager has not been a director of any other reporting company.

Gary Prager. Mr. Prager has been our chief financial officer and one of our directors since our inception. Mr. Prager has been an integral part of the local Las Vegas FOX affiliate, KVVU FOX5 News, since 1998, when he was originally hired as a Director to conceive their news programming. He was promoted to Production Manager in 2002. As Production Manager, he is currently responsible for supervising and maintaining the budget and payroll for a 20-member production crew, as well as directing three hours of daily, live, local news and entertainment programming. He also oversees the production of client commercials, promotional materials, and various community affairs programs and special events. From to 1995 to 1998, Mr. Prager worked as a Director for the local Las Vegas ABC affiliate, KTNV Channel 13, where he worked as a director/production supervisor. He also produced and directed commercials for Las Vegas advertisers. Mr. Prager graduated from the University of Nevada, Las Vegas in 1995 with Bachelor of Arts degree in Communication Studies. Mr. Prager is not an officer or director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Brittany Prager’s and Gary Prager’s terms of office expire on October 31, 2007. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

Brittany Prager is the spouse of Gary Prager. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 20, 2007, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class if No Shares are Sold	Percent of Class if 1,000,000 Shares are Sold	Percent of Class if 4,000,000 Shares are Sold
Common Stock	Brittany Prager 1683 Duarte Drive Henderson, NV 89014	2,000,000 shares(1) president, secretary, director	50%	40%	25%
Common Stock	Gary Prager 1683 Duarte Drive Henderson, NV 89014	2,000,000 shares(1) chief financial officer, director	50%	40%	25%
Common Stock	All directors and named executive officers as a group	4,000,000 shares	100%	80%	50%
(1) Brittany Prager, our president, secretary and director, who owns 2,000,000 shares, is married to Gary Prager, our chief financial officer and director, who owns 2,000,000 shares. Therefore, each beneficially owns 4,000,000 shares of common stock, which equals approximately 100% of our issued and outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in a change in control.

Audit Committee. Presently, the board of directors acts as the audit committee. The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

We were authorized to issue 100,000,000 shares of $.001 par value common stock. As of March 20, 2007, there were 4,000,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement. There has been no change in these relationships since the initial filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Eight of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

•	is or was a director or officer of the corporation; or
•
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada General Corporation Law, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Brittany Prager and Gary Prager were our promoters and serve as our officers and directors. In November 2006, we issued 2,000,000 shares of our common stock to Brittany Prager and 2,000,000 shares of our common stock to Gary Prager, who were our founders and were our officers and directors at inception. These shares were issued in exchange for cash of $4,000, or $0.001 per share.

Description of Business

Our Background. We were incorporated in Nevada on October 31, 2006, as BLS Media, Inc.

Our Business. We are a full service video production and media relations company that specializes in providing customized video production services, public relations services and copy editing services to businesses. We believe that, based on our management’s experience, that we will be able to understand our clients’ needs and tailor video production services, public relations services and copy editing services to satisfy our clients’ business requirements. We intend to market our services in the Las Vegas area by means of personal contacts of our management as well as targeting businesses that visit Las Vegas for various industry conventions. As Las Vegas hosts several large conventions throughout the year, we believe those conventions provide a large population of potential clients who need that services that we offer.

Video Production Services. We offer full video production services from concept to finished program. We consult with the client to define the client’s goals and objectives, plan an approach, and produce video segments that fit the client’s audience needs. We combine marketing strategy with visual creativity to produce high quality film or video productions. We offer video production services including:

•
Corporate Video Services. For corporate marketing, we specialize in designing video for internal corporate communications. Our unique approach of creating at maximizing the ease, use, and impact of the video for the busy professional.

•
Performance Arts Video Services. For artists, we specialize in creating mini-documentaries for broadcast as well as use for promotional, funding, and booking uses. The mini-documentary format gives artists a chance to tell their story in an exciting new way.

We offer the following pre-production, production, and post-production services to meet the clients’ specific needs:

•
Pre-production. During this stage, we become well acquainted with the clients’ specific goals before the taping begins. We will walk through the concept creation, writing, casting, researching, and any other preparation items the client will need for the actual production stage.

•	Production. During the actual production, we will provide professional filming or videotaping services in order to prepare for the last stage.
•	Post-production. During this stage, we will include graphics, animations, audio mixing, and editing to bring the clients’ project to perfection.

Since producing is not a “one size fits all” process, we will provide an experienced producer to supervise your project through all three steps. We also maintain a diverse pool of professionals from which to draw when needs for writers, actors, editors, directors, producers, talent consultants, and others, arise.

Public Relations Services. We intend to provide our public relations services under the trade name “Positively PR”. We believe positive public relations can have a major impact on a client’s business or organization. We will help our clients to build name recognition, and, in doing so, create a precise, first-rate image of your company. Our public relations services offer media/client services including:

•	create specific and strategic media plans according to client needs and adhering to a strict and detailed timeline;
•	identify and focus on client’s target market;
•	identify media outlets integral to obtaining positive public relations
•	develop media kits;
•	create a newsletter if desired;
•	create and disseminate of press releases to the appropriate media outlets;
•	coordinate media interviews;
•	prepare key individuals in client’s company for press interviews;
•	create and organize special events;
•	research and pitch editorial opportunities and guest columns;
•	create sponsorship opportunities if desired; and
•	coordinate community involvement.

We believe the key to public relations is to obtain the right kind of publicity in order to enhance your other marketing and advertising efforts. When a favorable story emerges via print or visual media, the client’s audience will see that the client’s company is reliable, trustworthy, and worthwhile. Furthermore, utilizing copies of the positive media can serve as very influential marketing tools. Including this positive publicity in all of the client’s materials will immensely boost the client’s credibility and give the client’s business or organization a positive public perception.

Copy Editing and Proofreading Services. We intend to provide our copy editing and proofreading services under the trade name “Get it Write!”. We offer our copy editing and proofreading services to fine-tune our clients’ written materials. Our copy editing and proofreading services include:

•	basic proofreading and copy-editing;
•	proofreading and copy-editing with needed rewrites; and
•	extensive rewriting.

Our experienced staff treats each individual piece of writing with care and attention to detail. We provide our clients with useful feedback in a timely manner.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of small and medium sized businesses that wish to outsource their video production services, public relations services and copy editing services to third parties. In addition to small and medium sized businesses, we believe another potential target market will be providing our services to large companies that participate in Las Vegas conventions. We intend promote our services by means of relationship-building with potential clients, trade magazine articles and advertisements, reputation and word of mouth. We also intend to attend industry events to build relationships with potential clients for our services. Our marketing initiatives will include:

•	research small to medium size businesses that are located near our current accounts in California;
•	develop and print sales and marketing materials including brochures and cards; and
•	initiate direct contact with those potential customers.

Growth Strategy. Our objective is to become one of the dominant providers of video production and media relations services in the Las Vegas area. Our strategy is to provide clients with exceptional personal service and high quality production services. Key elements of our strategy include:

•	increase our relationships with businesses;
•	increase our relationships with third party providers of digital products and services;
•	continue and expand our website;
•	provide additional services for businesses and consumers;
•	pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development; and
•	expand operations into California.

Our Website. Our website is located at www.blsmedia.com. Our current website displays contact information and provides a general description of the services that we provide as well as our production capabilities. We anticipate that our website will be developed to allow potential customers to acquaint themselves with our portfolio of prior productions.

Our Competition. The video production and media relations industry in the United States is highly competitive. We compete with a substantial number of advertising agencies, general production companies, and public relations firms. We also have competition from small fragmented video production and public relations firms that operate in the same geographic areas as we do. The major competitive factors in our business are the quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products is primarily dependent on the level of sophistication and creativity of our products, the availability of equipment and the ability to perform the services with speed and accuracy. We believe we will be able to compete effectively in all of these areas.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for similar products and services, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives. We cannot guaranty that we will be able to compete effectively in this industry.

Our Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties. We intend to protect various words, names, symbols, and devices that are used with goods produced by us through the use of trademarks, and our services through the use of service marks. We may file trademark applications for “Positively PR” and “Get It Write!” with the US Patent and Trademark Office to protect those service marks. In the event that we file those applications, we cannot guaranty we will receive such trade or service mark protection.

We own the Internet domain name www.blsmedia.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

•	these agreements will not be breached;
•	we would have adequate remedies for any breach; or
•	our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our services or business methods by others or prevent others from claiming violations of their intellectual property rights.

Government Regulation. We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We do not believe that we have not been affected by any of the rules and regulations specified in this section.

Research and Development. We are not currently conducting any research and development activities other than the development of our website. We believe that the total cost for the development of our website will be no more than $5,000. We do not anticipate conducting such activities in the near future.

Employees. As of March 20, 2007, we have no employees other than our officers. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide, if our existing staffing levels are not adequate to furnish such services. We will determine when and whether to add to our staff or supplement it by means of independent contractors in the event that we obtain additional contracts for services. We anticipate that we would engage independent contractors on a flat fee basis.

Facilities. Our executive, administrative and operating offices are located at 1683 Duarte Drive, Henderson, Nevada, 89014. Brittany Prager, our president, secretary and one of our directors, provides approximately 200 square feet of office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $200 per month. That amount has been included in the financial statements as additional capital contribution by Ms. Prager. We do not have a written lease or sublease agreement with Ms. Prager. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period from October 31, 2006 (inception) to December 31, 2006, together with notes thereto included in this Registration Statement on Form SB-2.

Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must raise at least $100,000 in this offering and begin to market and promote our services. With the proceeds from this offering, we intend to purchase computer equipment, complete development of our website and conduct market research and begin marketing our services to potential clients. We intend to pursue accounts by researching and contacting small to medium size companies that participate in the Las Vegas conventions. We are developing sales and marketing materials including brochures describing the services that we provide so that we can provide a professional appearance to potential clients.

During the next three to six months, our primary objective is to complete the offering and begin to obtain clients so that we generate revenues to support our operations. During the next six to twelve months, we hope to expand our operations and service several accounts. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. We need to raise at least $100,000 to pay for the costs of this offering and fund our proposed business activities. We believe that we will need to raise $400,000 in this offering to fully implement our business plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.

Liquidity and Capital Resources. In November 2006, we sold 2,000,000 shares of our common stock to Brittany Prager and 2,000,000 shares of our common stock to Gary Prager, who were our founders and were our officers and directors at inception. These shares were issued in exchange for cash of $4,000. As of December 31, 2006, we had $22,000 in a loan from Gary Prager, our officer, principal shareholder and one of our directors. The note bears interest at 8% and is due upon demand, no later than December 28, 2007. As of December 31, 2006, $22,000 in principal and $19 in accrued interest were due under this note. Mr. Prager advanced those funds to us for working capital. We had no other long term liabilities, commitments or contingencies.

During 2007, we expect to incur significant accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We have cash and cash equivalents of $26,000 as of December 31, 2006. In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months. Those funds do not include any funds raised in this offering. We will not be able to implement our business plan in the manner we envision unless we raise funds from this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering. If we do not raise at least $100,000 from this offering, then we may not be able to pay for the expenses of this offering, fund our operations, finish the development of our website, conduct marketing activities and expand our operations. This offering is a best efforts offering with no minimum. We will have access to these funds as soon as they are received.

We are not currently conducting any research and development activities other than the development of our website, which we expect the total cost to be approximately $5,000. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of the date specified in the following table, we held the following property:

Property	December 31, 2006
Cash and Equivalents	$26,000
Property and Equipment, net	$0

We define cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased.

Our Facilities. Our executive, administrative and operating offices are located at 1683 Duarte Drive, Henderson, Nevada, 89014. Brittany Prager, our president, secretary and one of our directors, provides approximately 200 square feet of office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $200 per month. That amount has been included in the financial statements as additional capital contribution by Ms. Prager. We do not have a written lease or sublease agreement with Ms. Prager. Ms. Prager does not expect to be paid or reimbursed for providing office facilities. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions

Related party transactions.

In November 2006, we issued 2,000,000 shares of our common stock to Brittany Prager and 2,000,000 shares of our common stock to Gary Prager, who were our founders and were our officers and directors at inception. These shares were issued in exchange for cash of $4,000, or $0.001 per share.

From our inception through December 2006, Brittany Prager, our president, secretary and one of our directors, provides approximately 200 square feet of office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $200 per month. Total rent expense incurred to this related party amounted to $400 for the period from October 31, 2006 (inception) to December 31, 2006.

On December 28, 2006, we executed an unsecured promissory note in exchange for $22,000 from Gary Prager, our chief financial officer. The note bears interest at 8% and is due upon demand, no later than December 28, 2007. As of December 31, 2006, $22,000 in principal and $19 in accrued interest were due under this agreement.

There are no written agreements for the transactions disclosed in this section.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors’ consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of March 20, 2007, there were two record holders of our common stock.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the period from October 31, 2006 (inception) to December 31, 2006. Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts	All Other Compensation
					Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Brittany Prager, president, secretary	2006	None	None	None	None	None	None	None
Gary Prager, chief financial officer	2006	None	None	None	None	None	None	None

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on October 31, 2006.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Financial Statements

BLS MEDIA, INC.
(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (OCTOBER 31, 2006)
THROUGH DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
BLS Media, Inc.
Henderson, Nevada

We have audited the accompanying balance sheet of BLS Media, Inc. (a development stage company) as of December 31, 2006, and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (October 31, 2006) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BLS Media, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from inception (October 31, 2006) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred an operating loss since inception and has an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

Irvine, California
February 23, 2007

BLS MEDIA, INC.
(A Development Stage Company)
BALANCE SHEET
DECEMBER 31, 2006

ASSETS
Current assets
Cash	$26,000

Total current assets	26,000

Total assets	$26,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$10,614
Loan from stockholder	22,000

Total current liabilities	32,614

Stockholders’ deficit
Common stock, $.001 par value; 100,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000
Additional paid-in capital	400
Deficit accumulated during the development stage	(11,014)

Total stockholders’ deficit	(6,614)

Total liabilities and stockholders’ deficit	$26,000

See accompanying notes to financial statements.

BLS MEDIA, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (OCTOBER 31, 2006) THROUGH
DECEMBER 31, 2006

Net revenue	$-

Operating expenses
Legal and professional	10,595
Other general and administrative	400

Total operating expenses	10,995

Interest expense	(19)

Loss before income taxes	(11,014)

Provision for income taxes	-

Net loss	$(11,014)

Net loss per common share - basic and diluted	$-

Weighted average of common shares - basic and diluted	$4,000,000

See accompanying notes to financial statements.

BLS MEDIA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM INCEPTION (OCTOBER 31, 2006) THROUGH
DECEMBER 31, 2006

				Deficit
				Accumulated	Total
	Common Stock		Additional	During	Stockholders’
	Number of Shares	Amount	Paid-In Capital	Development Stage	Equity (Deficit)

Balance, October 31, 2006	-	$-	$-	$-	$-

Issuance of common stock, November 1, 2006	4,000,000	4,000	-	-	4,000

Additional paid-in capital in exchange for facilities provided by related party	-	-	400	-	400

Net loss	-	-	-	(11,014)	(11,014)

Balance, December 31, 2006	4,000,000	$4,000	$400	$(11,014)	$(6,614)

See accompanying notes to financial statements.

BLS MEDIA, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (OCTOBER 31, 2006) THROUGH
DECEMBER 31, 2006

Cash flows from operating activities
Net loss	$(11,014)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Additional paid-in capital in exchange for facilities provided by related party	400
Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	10,614

Net cash used in operating activities	-

Cash flows from financing activities
Proceeds from issuance of stockholder loan	22,000
Proceeds from issuance of common stock	4,000

Net cash provided by financing activities	26,000

Net increase in cash	26,000

Cash, beginning of period	-

Cash, end of period	$26,000

Supplemental disclosure of cash flow information
Income taxes paid	$-

Interest paid	$-

See accompanying notes to financial statements.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

BLS Media, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 and was incorporated under the laws of the State of Nevada on October 31, 2006. For the period ended December 31, 2006, the Company has produced no revenues and will continue to report as a development stage company until significant revenues are produced.

The Company is a full service video production and media relations company that specializes in providing customized video production services, public relations services and copy editing services to businesses.

Video Production Services. The Company offers full video production services from concept to finished program including:

•
Corporate Video Services. The Company specializes in designing video for internal corporate communications. Their unique approach of creating and maximizing the ease, use, and impact of the video for the busy professional.

•
Performance Arts Video Services. For artists, the Company specializes in creating mini-documentaries for broadcast as well as use for promotional, funding, and booking uses. The mini-documentary format gives artists a chance to tell their story in an exciting new way.

Public Relations Services. The Company provides public relations services under the trade name “Positively PR” and includes:

•	creating specific and strategic media plans according to client needs and adhering to a strict and detailed timeline;
•	identifying and focus on client’s target market;
•	identifying media outlets integral to obtaining positive public relations and,
•	developing media kits, among other services.

Copy Editing and Proofreading Services. The Company provides copy editing and proofreading services under the trade name “Get it Write!”. They offer their copy editing and proofreading services to fine-tune their clients’ written materials.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet. The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Property and Equipment

Property and equipment, if any, are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are changed to expense as incurred.

Revenue Recognition

Revenue is to be recognized from sales of its services when (a) persuasive evidence of a sale with a customer exists, (b) services are rendered, (c) fee is fixed or determinable, and (d) collection of the fee is reasonably assured.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision for Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130). SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. From inception (October 31, 2006) through December 31, 2006, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Basic and Diluted Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2006, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

SFAS No. 153 - In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29” (SFAS 153). SFAS 153 requires that exchanges of nonmonetary assets be measured based on the fair values of the assets exchanged, and eliminates the exception to this principle under APB Opinion 29 for exchanges of similar productive assets. The Company adopted the new standard in the first interim period beginning after June 15, 2005. The impact of the adoption of SFAS 153 is not material to the Company’s overall results of operations or financial position.

FASB Interpretation No. 47 - In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47). This Interpretation clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application for interim financial information is permitted but is not required. The Company adopted the new standard for the year ended December 31, 2006. The impact of the adoption of FIN 47 is not material to the Company’s overall results of operations or financial position.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 154 - In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. This Statement replaces APB Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions in SFAS 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted the new standard for the year ended December 31, 2006. The impact of the adoption of SFAS 154 is not material to the Company’s overall results of operations or financial position.

SFAS No. 155 - In February 2006, FASB issued Statement 155, “Accounting for Certain Hybrid Financial Instruments”. This Statement amends FASB Statement 133, “Accounting for Derivative Instruments and Hedging Activities”, and FASB Statement 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. Statement 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 156 - In March 2006, the FASB issued Statement 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140”. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations, and also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. This statement is effective at the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this Statement. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

FASB Interpretation No. 48 - In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “Accounting for Income Taxes”, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently assessing the potential effect of FIN 48 on its financial statements.

SFAS No. 157 - In September 2006, the FASB issued Statement 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company is currently assessing the potential effect of SFAS 157 on its financials statements.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 158 - In September 2006, the FASB issued Statement No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

2.	GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $(6,614) from inception (October 31, 2006) through December 31, 2006.

The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

BLS MEDIA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

3.	ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors. As such, there is no accrual for wages or compensated absences as of December 31, 2006.

4.	LOAN FROM STOCKHOLDER

The Company has an outstanding note payable with a stockholder in the amount of $22,000. Per the terms of the note, this loan is due in one lump-sum payment on December 28, 2007, together with interest that accrues at the rate of 8% per annum. The loan funds are to be used for working capital purposes.

5.	COMMON STOCK

On November 1, 2006, the Company issued 4,000,000 shares of its common stock to its officers for cash of $4,000 which was considered a reasonable estimate of fair value.

6.	PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of December 31, 2006, the Company had federal and state net operating loss carryforwards of approximately ($7,000), which can be used to offset future federal income tax. The federal and state net operating loss carryforwards expire at various dates through 2026. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In February 2007, our Board of Directors appointed Mendoza Berger & Company, to audit our financials statements from October 31, 2006, our date of formation, through December 31, 2006. There have been no disagreements with our accountant since our formation.

Legal Matters

The validity of the issuance of the shares of common stock offered by us has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

Experts

Our financial statements for the period from October 31, 2006, our date of formation, through December 31, 2006, appearing in this prospectus which is part of a Registration Statement have been audited by Mendoza Berger & Company and are included in reliance upon such report given upon the authority of Mendoza Berger & Company as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Dealer Prospectus Delivery Obligation

Until June 18, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.